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                                                                   EXHIBIT 23.03


                                     CONSENT

         The undersigned hereby consents to the use of its name in the Registration Statement on Form S-1, as amended and the Prospectus in connection therewith for OneSource Information Services Inc. (the "Company") to be used by the Company in connection with its initial public offering.

         IN WITNESS WHEREOF, the undersigned has executed this consent as of the 10th day of April, 1999.




                                                  Simba Information Inc.


                                                  By: /s/ Harry L. Baisden
                                                      --------------------------
                                                  Name: Harry L. Baisden
                                                  Title: Editorial Director